SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                 __________________________________________


                                  FORM 8-K

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE

                      SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported) August 16, 2001



                          FirstFed Financial Corp.
           (Exact name of registrant as specified in its charter)



Delaware                            1-9566                      95-4087449
(State of Incorporation)      (Commission File No.)          (IRS Employer
                                                         Identification No.)



401 Wilshire Boulevard, Santa Monica, California,               90401-1490
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code          (310) 319-6000




Total number of pages is 4.
Index to Exhibit is on Page 3.

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Item 5.  Other Events.

      On August 16, 2001, the registrant, FirstFed Financial Corp., issued a press release. A copy of the relevant portion of this press release is attached and incorporated herein as an Exhibit.

Item 7.  Financial Statements and Exhibits

      a)    Financial Statements of businesses acquired.

            Not applicable.

      b)    Pro forma financial information.

            Not applicable.

      c)    Exhibits

            Press Release dated August 16, 2001.



                            S I G N A T U R E S

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          FIRSTFED FINANCIAL CORP.




Dated:  August 16, 2001             By:   _____________________________
                                            Douglas J. Goddard
                                            Chief Financial Officer





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                             INDEX TO EXHIBITS

Item                                                              Page

Press Release dated August 16, 2001.                                4


                                       3
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                  FIRSTFED ANNOUNCES AGREEMENT TO ACQUIRE
                DEL AMO SAVINGS BANK AND FRONTIER STATE BANK

      Santa Monica, California, August 16, 2001 - FirstFed Financial Corp. (NYSE, symbol "FED"), parent company of First Federal Bank of California, announced today that it has entered into an agreement to purchase Del Amo Savings Bank and Frontier Bancorp, parent company of Frontier State Bank. Both Del Amo Savings Bank and Frontier Bancorp are subsidiaries of City Holding Company, headquartered in Charleston, West Virginia. First Federal Bank of California is a federal savings bank with $4.6 billion in assets, headquartered in Santa Monica, California. Through its 25 retail banking offices and three loan offices in Southern California, it offers a wide range of financial services, including real estate loans (residential and income property), business loans, and consumer banking products. Del Amo is a $128 million federal savings bank, headquartered in Torrance, California. Frontier State Bank is a $73 million state bank headquartered in Redondo Beach, California.

      Following the consummation of the transaction, both Del Amo and Frontier State Bank will be merged into First Federal Bank of California. The four offices of Del Amo and Frontier State Bank will bring First Federal Bank of California's number of banking offices to 29. Ms. Babette Heimbuch, Chief Executive Officer and President of FirstFed, stated, "The acquisition of Del Amo and Frontier will enhance First Federal Bank of California's growing presence in the developing South Bay area of Los Angeles County. Additionally, the activities of Frontier State Bank in construction lending will complement First Federal Bank of California's real estate product offerings and further our development as a full service community bank."

      The transaction calls for FirstFed to pay a total of $23 million in cash for the stock of both companies. The acquisition, which is expected to close in the fourth quarter of 2001, is subject to a number of conditions, including regulatory approval. The purchase price is approximately 1.3 times the combined book value for Del Amo and Frontier State Bank as of June 30, 2001. The acquisition of these two institutions, which will be accounted for under the "purchase" method, is expected to be accretive to earnings for FirstFed Financial Corp. in 2002.

      This press release contains certain forward-looking information that is subject to various factors which could cause actual results to differ materially from such information. Such factors include, but are not limited to, (1) the possibility that the transaction discussed herein may not be consummated or may be delayed, (2) the possibility that the terms of such transaction, if consummated, may differ from the terms described herein, and (3) changing economic, market or business conditions.
FirstFed disclaims any obligation to update this forward-looking information.

      Contact Person: James P. Giraldin, Senior Executive Vice President and Chief Operating Officer, 310/319-6013.


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